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                        Bobbitt, Pittenger & Company, P.A.
                                Certified Public Accountants

March 22, 1999


                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


BOARD OF DIRECTORS
Sloan Electronics, Inc.


We hereby consent to the use in this SEC filing of our report dated February 24, 1999 relating to the financial statements of Sloan Electronics, Inc. as of and for the year ended December 31, 1998.


/s/ Bobbitt, Pittenger & Company, P.A.

Certified Public Accountants